                   AUDITED FINANCIAL STATEMENTS AND SCHEDULES

                        U.S. BANCORP 401(K) SAVINGS PLAN

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                        U.S. Bancorp 401(k) Savings Plan

                   Audited Financial Statements and Schedules


                     Years ended December 31, 1999 and 1998




                                    CONTENTS

Report of Independent Auditors............................................1

Audited Financial Statements and Schedules

Statements of Net Assets Available for Benefits...........................2
Statements of Changes in Net Assets Available for Benefits................3
Notes to Financial Statements.............................................4
Schedule H, Line 4i - Schedule of Assets Held for
   Investment Purposes at End of Year....................................10
Schedule G, Part III - Nonexempt Transactions............................12

                         Report of Independent Auditors


Benefits Administration Committee
U.S. Bancorp

We have audited the accompanying statements of net assets available for benefits of the U.S. Bancorp 401(k) Savings Plan (the Plan) as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1999 and 1998, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes at end of year as of December 31, 1999 and nonexempt transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
June 21, 2000

                        U.S. Bancorp 401(k) Savings Plan

                 Statements of Net Assets Available for Benefits


                                                                   DECEMBER 31
                                                             1999                 1998
                                                      -----------------     ----------------
ASSETS
Cash                                                  $               3     $          1,333
Investments, at fair value (see Note 3)                   1,609,585,344        1,768,760,286
Accrued income                                                  786,378              625,894
Employer contribution receivable                              3,751,660           16,509,553
                                                      -----------------     ----------------
                                                          1,614,123,385        1,785,897,066
LIABILITIES
Settlements payable and other liabilities                       116,597              147,401
                                                      -----------------     ----------------
Net assets available for benefits                     $   1,614,006,788     $  1,785,749,665
                                                      =================     ================


See accompanying notes.

                        U.S. Bancorp 401(k) Savings Plan

           Statements of Changes in Net Assets Available for Benefits


                                                                            YEAR ENDED DECEMBER 31
                                                                          1999                 1998
                                                                    ----------------     ----------------
Additions:
   Contributions:
     Employer                                                       $     34,671,212     $     16,686,245
     Participants                                                         65,827,261           61,085,371
   Interest and dividend income                                           31,502,779           23,604,059
   Dividends from U.S. Bancorp                                            13,524,813           14,860,088
   Transfers from plans of acquired institutions                         154,298,325           13,839,327
   Other additions                                                           891,613                1,282
                                                                    ----------------     ----------------
                                                                         300,716,003          130,076,372
Net gain on sale or distribution of securities                           151,476,243          136,091,995
                                                                    ----------------     ----------------
                                                                         452,192,246          266,168,367
Deductions:
   Distributions to participants                                         273,274,693          216,255,376
   Administrative expenses                                                 2,331,219            1,476,306
                                                                    ----------------     ----------------
                                                                         275,605,912          217,731,682
                                                                    ----------------     ----------------
                                                                         176,586,334           48,436,685
Decrease in unrealized appreciation in fair value
   of securities                                                        (348,329,211)        (134,157,237)
                                                                    ----------------     ----------------
Net additions                                                           (171,742,877)         (85,720,552)

Net assets available for benefits at beginning of year                 1,785,749,665        1,871,470,217
                                                                    ----------------     ----------------
Net assets available for benefits at end of year                    $  1,614,006,788     $  1,785,749,665
                                                                    ================     ================


See accompanying notes.

                        U.S. Bancorp 401(k) Savings Plan

                         Notes to Financial Statements

                               December 31, 1999

1.   DESCRIPTION OF THE PLAN

The following description of the U.S. Bancorp 401(k) Savings Plan, formerly the U.S. Bancorp Capital Accumulation Plan (the Plan), provides only general information. Participants should refer to the 401(k) Savings Plan section of the "Investing in Your Future" handbook for a more complete description of the Plan's provisions which can be obtained from the U.S. Bancorp's U-Connect Service Center.

The Plan is a defined contribution retirement plan covering substantially all personnel who have completed one year of service. Each participant may elect to contribute up to a maximum of 16% of his or her annual salary each year. These contributions are deposited in the Plan semi-monthly. Effective January 1, 1999, the Company contributes an amount equal to 100% of each participant's contribution up to 4% of his or her annual salary. Prior to December 31, 1998, contributions up to a maximum of 6% of annual pay were matched 50% by the Company. Matching contributions are invested in the U.S. Bancorp Stock Fund. Participants are immediately vested in all contributions.

Each participant may elect to have his or her balances invested in various investment funds. Each participant's account is credited with the participant's contributions, the related matching contribution and an allocation of the earnings of the funds in which the participant has elected to invest. Allocations are based upon participant account balances, as defined.

The Plan contains provisions allowing participants to borrow from their Plan account. Participants may take only one loan in a 12-month period and have only two loans outstanding at a time. The minimum loan is $1,000 and the maximum is the lesser of 50% of their account balance, or $50,000 minus their highest outstanding loan balance during the past 12 months.

U.S. Bancorp (the Company), has the right, under the Plan, to suspend or terminate the Plan at any time. In the event of a termination of the Plan, all benefits of the participants are eligible for distribution.

                        U.S. Bancorp 401(k) Savings Plan

1.   DESCRIPTION OF THE PLAN (CONTINUED)

The Plan includes an Employee Stock Ownership Plan (ESOP) fund. For most active plan participants, shares in the Company stock fund became part of the new ESOP fund and the dividends earned on U.S. Bancorp stock are distributed to participants. This amount will be invested in the Company stock fund and transferred to the ESOP fund on an annual basis. Dividends paid on U.S. Bancorp common stock held in the ESOP are recorded in the dividend pass through account and then distributed to participants. Dividends distributed to participants were $13,524,813 and $10,287,145 for the plan years ended December 31, 1999 and 1998, respectively.

MERGERS

During 1999 and 1998, several defined contribution plans merged into the U.S. Bancorp 401(k) Savings Plan. These plans were originally established for the employees of companies that U.S. Bancorp acquired over the past several years. Effective March 31, 1999, the Piper Jaffray Companies 401(k) Plan and Piper Jaffray ESOP, with combined assets of $154,298,325, merged with the Plan.

2.   SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHOD

The accounting records of the U.S. Bancorp 401(k) Savings Plan are maintained on the accrual basis in conformity with generally accepted accounting principles.

INVESTMENTS

Investments are stated at aggregate fair value. Securities which are traded on a national securities exchange or which are actively traded in local over-the-counter markets are valued at the last reported sales price of the year; securities traded in the national over-the-counter market are valued at the last reported bid price of the year. The fair value of participation interests in pooled funds is based on the quoted redemption value on the last business day of the year. Participant notes receivable are valued at cost which approximates fair value.

                        U.S. Bancorp 401(k) Savings Plan

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Brokers' commissions and other expenses incurred upon the purchase of securities are included in the cost of the securities. Brokers' commissions and other expenses incurred upon the sale of securities are reflected as a reduction in the proceeds from the sale.

The change from the beginning to the end of the year in the difference between current value and the cost of investments is reflected in the statement of changes in net assets available for benefits as change in unrealized appreciation or depreciation in the fair value of securities.

The net gain on sale of securities is the difference between the proceeds received and the average cost of investments sold. Purchases and sales of securities are recorded on the trade date. If a trade is open at the end of the year, a settlement receivable or payable is reflected in the statement of net assets available for benefits.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATION

Certain 1998 amounts have been reclassified to conform to the 1999 presentation.

                        U.S. Bancorp 401(k) Savings Plan

3.   INVESTMENTS

During 1999 and 1998, the Plan's investments appreciated (depreciated) in fair value as shown below:

                                           REALIZED/UNREALIZED
                                              APPRECIATION/
                                         (DEPRECIATION) IN FAIR        FAIR VALUE
                                            VALUE DURING YEAR        AT END OF YEAR
                                            -----------------        --------------
Year ended December 31, 1999:
  Common stock                              $               8       $            936
  Real estate                                          41,147                      -
  Mutual funds                                    102,136,271            942,512,300
  U.S. Bancorp (USB) common stock                (299,030,394)           627,943,023
  Participant notes receivable                              -             39,129,085
                                            -----------------       ----------------
                                            $    (196,852,968)      $  1,609,585,344
                                            =================       ================

Year ended December 31, 1998:
  Mutual funds                              $      43,853,074       $    733,193,550
  U.S. Bancorp (USB) common stock                 (41,918,316)         1,001,167,542
  Participant notes receivable                              -             34,399,194
                                            -----------------       ----------------
                                            $       1,934,758       $  1,768,760,286
                                            =================       ================

The Plan's investments are held in various bank administered trust accounts. Investments that represent 5% or more of the Plan's net assets are as follows:

DECEMBER 31, 1999
U.S. Bancorp common stock, 26,369,757 shares                                            $   627,943,023
First American Funds, Inc., International Fund, 3,809,761 shares                             91,548,563
First American Funds, Inc. Prime Obligations Fund,
  164,814,914 shares                                                                        164,814,914
First American Funds, Inc., Small Capital Value Fund,
  5,587,149 shares                                                                           82,969,169
First American Funds, Inc.--Large Capital Value Fund,
  7,537,007 shares                                                                          160,086,018
First American Funds, Inc.--Equity Index Fund, 8,590,177 shares                             244,390,547

                        U.S. Bancorp 401(k) Savings Plan

3.   INVESTMENTS (CONTINUED)

DECEMBER 31, 1998
U.S. Bancorp common stock, 28,201,903 shares                                            $ 1,001,167,542
First American Funds, Inc. Prime Obligations Fund,
  151,021,275 shares                                                                        151,021,275
First American Funds, Inc.--Small Capital Value Fund,
  6,462,736 shares                                                                           90,801,435
First American Funds, Inc.--Large Capital Value Fund,
  6,106,039 shares                                                                          136,042,544
First American Funds, Inc.--Equity Index Fund, 7,539,428 shares                             184,339,017

4.   TRANSACTIONS WITH PARTIES-IN-INTEREST

On December 31, 1999 and 1998, the Plan owned 26,369,757 and 28,201,903 shares of U.S. Bancorp common stock, respectively.

For the years ended December 31, 1999 and 1998, the Plan distributed shares of U.S. Bancorp common stock to participants as follows:


                                             DISTRIBUTIONS
                                       ----------------------------
                                        SHARES             COST
                                       ---------        -----------
1999                                   2,015,469        $21,708,095
1998                                   2,298,475        $24,649,288

Fees paid for trust services rendered by parties-in-interest were based on customary and reasonable rates for such services.

Other expenses incurred represent professional fees paid to the Plan's benefit consultants and actuaries and the costs of printing enrollment forms, summary plan descriptions and other miscellaneous items. These expenses were paid directly by the Plan for the year ended December 31, 1999, and were reimbursed to the Company in the amount of $367,893 for the year ended December 31, 1998.

                        U.S. Bancorp 401(k) Savings Plan

5.   INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service, dated March 31, 1999, stating that the Plan is qualified under Sections 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.

                        U.S. Bancorp 401(k) Savings Plan

                                 EIN: 41-0255900
                                    Plan #004

          Schedule H, Line 4i - Schedule of Assets Held for Investment
                             Purposes at End of Year

                                December 31, 1999

                                        DESCRIPTION OF INVESTMENT INCLUDING
    IDENTITY OF ISSUE, BORROWER,        MATURITY DATE, RATE OF INTEREST, PAR OR                         CURRENT
     LESSOR OR SIMILAR PARTY                      MATURITY VALUE                        COST             VALUE
------------------------------------------------------------------------------------------------------------------
MUTUAL FUNDS

First American Investment Funds, Inc.   3,809,761 units of International Fund       $  52,999,175   $   91,548,563

                                        6,201,395 units of Fixed Income Fund           68,739,128       64,680,555

                                        8,590,177 units of the Equity Index Fund      145,457,735      244,390,547

                                        5,587,149 units of the Small Capital
                                           Value Fund                                  76,698,027       82,969,169

                                        7,537,007 units of Large Capital Value
                                           Fund                                       174,855,184      160,086,018

                                        164,814,914 units of Prime Obligations
                                           Fund                                       164,814,914      164,814,914

                                        2,880,580 units of Mid Capital Value
                                           Fund                                        43,711,658       37,620,386

                                        3,362,852 units of Strategy Growth &
                                           Income Fund                                 38,146,789       39,648,026

                                        350,944 units of Strategy Income Fund           3,866,485        3,600,685

                                        864,974 units of Strategy Growth Fund          10,454,358       11,132,209

                                        621,400 units of Strategy Aggressive
                                           Growth Fund                                  7,788,409        8,513,175

                                        441,582 units of Small Capital Growth
                                           Fund                                         8,820,733       10,200,534

                                        450,884 units of Mid-Cap Growth Fund            6,410,709        7,214,141


                        U.S. Bancorp 401(k) Savings Plan

                                 EIN: 41-0255900
                                    Plan #004

          Schedule H, Line 4i - Schedule of Assets Held for Investment
                       Purposes at End of Year (continued)




                                             DESCRIPTION OF INVESTMENT INCLUDING
    IDENTITY OF ISSUE, BORROWER,           MATURITY DATE, RATE OF INTEREST, PAR OR                            CURRENT
      LESSOR OR SIMILAR PARTY                       MATURITY VALUE                           COST               VALUE
---------------------------------------------------------------------------------------------------------------------------
MUTUAL FUNDS (CONTINUED)

First American Investment Funds, Inc.      761,276 units of Large Cap Growth Fund      $     15,611,639    $     16,093,378
   (continued)                                                                         ----------------    ----------------
                                                                                            818,374,943         942,512,300

CORPORATE STOCK

*U.S. Bancorp                              26,369,757 shares of common stock                334,149,091         627,943,023

MISCELLANEOUS ASSETS

Tyco Intl                                  24 shares of common stock                                  -                 936

PARTICIPANT NOTES RECEIVABLE               $39,129,085 principal amount at
                                             interest rates from 5% to 11%                            -          39,129,085
                                                                                       ----------------    ----------------
TOTAL ASSETS HELD FOR INVESTMENT PURPOSES                                              $  1,152,524,034    $  1,609,585,344
                                                                                       ================    ================

----------
[FN]
*    Indicates party-in-interest to the Plan.

                        U.S. Bancorp 401(k) Savings Plan

                                 EIN: 41-0255900
                                    Plan #004

                  Schedule G, Part III - Nonexempt Transactions

                          Year ended December 31, 1999


                                    (B) RELATIONSHIP TO PLAN,
                                        EMPLOYER, OR OTHER
(A) IDENTITY OF PARTY INVOLVED          PARTY-IN-INTEREST              (C) DESCRIPTION OF TRANSACTION
------------------------------------------------------------------------------------------------------------------
U.S. Bancorp                           Employer/Plan Sponsor         Payment by the Plan of certain expenses was
                                                                     recently challenged by the Department of
                                                                     Labor on audit.  In response, U.S. Bancorp
                                                                     voluntarily reimbursed the Plan for expenses
                                                                     paid by the Plan totaling $15,801, plus
                                                                     earnings of $6,043.  This response was deemed
                                                                     sufficient by the Department of Labor in a
                                                                     letter dated May 30, 2000, committing the
                                                                     Department to take no further action on the
                                                                     challenged expenses.  The reimbursement was
                                                                     not an admission that payment by the Plan of
                                                                     all of the reimbursed expenses was
                                                                     prohibited.  U.S. Bancorp maintained in its
                                                                     response to the Department of Labor, and
                                                                     continues to maintain, that at least $6,022
                                                                     of the reimbursed expenses was, in fact,
                                                                     properly paid by the Plan under existing
                                                                     rules and regulations.

Columns (d) through (j) are not applicable.


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